UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2026

Laird Superfood, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-39537	81-1589788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5303 Spine Road, Suite 204, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (541) 588-3600

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LSF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 25, 2026, Laird Superfood, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The total number of shares of the Company’s common stock and Series A Preferred Stock, on an as-converted basis, represented in person or by proxy at the Annual Meeting was 38,535,589, representing approximately 92% of the 41,816,672 shares of common stock and converted Series A Preferred Stock entitled to vote at the Annual Meeting and constituting a quorum. At the Annual Meeting, the Company's stockholders voted on the below proposals, which are described in more detail in the Company's definitive proxy statement on Schedule 14A filed on May 22, 2026 (as amended on June 9, 2026). The voting results on the matters submitted to the Company’s stockholders at the Annual Meeting were as follows:

Proposal 1 – Election of (i) Michael Cohen, (ii) Greg Graves, (iii) Laird Hamilton, (iv) Grant LaMontagne, (v) Maile Naylor, (vi) Kayla Dean Obia, (vii) Kristin Patrick, and (viii) Jason Vieth to the Company’s Board of Directors, each to serve for a one-year term until the annual meeting of stockholders to be held in 2027.

Name	For	Withheld	Broker Non-Votes
Michael Cohen	32,610,213	266,653	5,658,723
Greg Graves	32,524,794	352,072	5,658,723
Laird Hamilton	32,627,431	249,435	5,658,723
Grant LaMontagne	31,943,367	933,499	5,658,723
Maile Naylor	32,423,459	453,407	5,658,723
Kayla Dean Obia	32,333,678	543,188	5,658,723
Kristin Patrick	32,830,348	46,518	5,658,723
Jason Vieth	32,645,881	230,985	5,658,723

Proposal 2 – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

For	Against	Abstain
38,367,752	126,910	40,927

Proposal 3 – Approval of, on a non-binding advisory basis, the compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Votes
32,494,193	380,179	2,494	5,658,723

Proposal 4 – Approval of, on a non-binding advisory basis, the frequency of holding a future advisory vote on executive compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
32,741,498	59,300	62,674	13,394	5,658,723

Proposal 5 – Approval of an amendment to the 2020 Stock Incentive Plan (the "Incentive Plan") to increase the number of shares authorized for issuance pursuant to the Incentive Plan and to extend the term of the Incentive Plan.

For	Against	Abstain	Broker Non-Votes
32,063,278	810,235	3,353	5,658,723

Each of Proposals 1, 2, 3 and 5 received a sufficient number of votes for approval (or, with respect to Proposal 1, election). With respect to Proposal 4, a plurality of the votes cast was for a frequency of one year, and in light of these results the Board has determined that the Company will hold future advisory votes on the compensation of its named executive officers every year, until the next required vote on frequency.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2026	Laird Superfood, Inc.

	By:	/s/ Anya Hamill
	Name:	Anya Hamill
	Title:	Chief Financial Officer